EXHIBIT 10.1

PURCHASE AGREEMENT

Abeona Therapeutics, Inc.
3333 Lee Parkway, Suite 600
Dallas, TX 75219
Attention: Chief Operating Officer

Ladies and Gentlemen:

The undersigned (the “Investor”) hereby confirms and agrees with you as follows:

1.          This Purchase Agreement (the “Agreement”) is made as of July 27, 2015 between Abeona Therapeutics, Inc., a Delaware corporation (the “Company”), and the Investor.

2.          The Investor agrees to purchase from the Company, and the Company agrees to issue and sell to the Investor the number of shares of common stock, par value $0.01 per share, (the “Shares”) of the Company set forth opposite the Investor’s name on Schedule A attached hereto for a purchase price of $5.50 per share, or the aggregate purchase price set forth on Schedule A, subject to the terms and conditions hereof. The Shares have been registered and are offered for sale under the Securities Act of 1933, as amended, pursuant to a registration statement on SEC Form S-3, Registration No. 333-205128, and the prospectus dated June 19, 2015, which forms part of such registration statement.

3.          The completion of the purchase and sale of the Shares (the “Closing”) shall occur on July 30, 2015 or at such other time as the Company and the Investor mutually agree. At the Closing, the Investor shall deliver, or cause to be delivered, to the Company by wire transfer funds in the full amount of the purchase price for the Shares being purchased. Upon receipt by the Company of the full amount of the purchase price for such Shares, the Company shall deliver to the Investor, using customary book-entry procedures, the number of Shares set forth for the Investor on Schedule A. The delivery of any and all Shares to the Investor shall be conditioned upon receipt by the Company of funds in the full amount of the purchase price for the Shares being purchased by the Investor as set forth on Schedule A.

4.          This Agreement shall be independent of any other agreement between the Company and any other purchaser of shares of common stock of the Company, and the obligations of each party hereunder shall not be conditioned upon the completion of the sale of shares by the Company to any other purchaser.

5.          This Agreement shall terminate as of July 31, 2015 in the event that the Company has not received payment from the Investor of the full amount of the purchase price for the Shares being purchased; provided, that the termination of this Agreement shall not relieve the Investor from any liability arising out of its failure to perform its obligations hereunder.

6.          This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Name of Investor: ______________________________

By: _________________________________________

Print Name: ___________________________________

Title: ________________________________________

Address:

_____________________________________________

_____________________________________________

_____________________________________________

Tax ID No.: ___________________________________

Contact Name: _________________________________

Telephone: ____________________________________

Name in which book-entry should be made (if

different):

_____________________________________________

DWAC Instructions:

_____________________________________________

DTC Participant Code: __________________________

AGREED AND ACCEPTED:

ABEONA THERAPEUTICS, Inc.

By: _________________________________
Name: Jeffrey B. Davis
Title: Chief Operating Officer

SCHEDULE A

Name of Investor	Number of Shares	Aggregate Purchase Price